Exhibit 99.1

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
650-223-9132
Natalie.Wymer@sunpower.com

SunPower Reports Second Quarter 2020 Results

Strong Global Execution, U.S. Channels Outperformance
Maxeon Spin-Off Distribution Scheduled for August 26, 2020

SAN JOSE, Calif., Aug. 5, 2020 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its second quarter ended June 28, 2020.

Second Quarter Company Highlights
•Exceeded revenue, gross margin, megawatt (MW) and Adjusted EBITDA guidance
•Positive cash generation of approximately $30 million

SunPower Energy Services (SPES)
•U.S. Channels outperformance / Commercial Direct business - positive Adjusted EBITDA
•New product expansion – SunVault, our Equinox residential storage solution; OneRoof for new homes market

SunPower Technologies (SPT)
•Strong recovery in international distributed generation (DG) demand
•Announced industry leading, 625W, Performance-5 bifacial shingled panel; Enphase partnership for international DG market
•Maxeon Solar Technologies successfully completed $325 million in financing to strengthen post-spin balance sheet

($ Millions, except percentages and per-share data)	2nd Quarter 2020	1st Quarter 2020	2nd Quarter 2019
GAAP revenue	$352.9	$449.2	$436.3
GAAP gross margin	6.1%	8.3%	4.5%
GAAP net income (loss)	$19.4	$(1.4)	$121.5
GAAP net income (loss) per diluted share	$0.11	$(0.01)	$0.75
Non-GAAP revenue[1]	$352.9	$454.4	$481.9
Non-GAAP gross margin[1]	9.8%	12.5%	10.5%
Non-GAAP net loss[1]	$(37.2)	$(17.3)	$(31.1)
Non-GAAP net loss per diluted share[1]	$(0.22)	$(0.10)	$(0.22)
Adjusted EBITDA[1]	$(8.9)	$9.4	$8.0
MW Recognized	464	538	622
Cash[2]	$235.3	$205.5	$167.3
1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.
2Includes cash, and cash equivalents, excluding restricted cash

Second Quarter 2020 Results
“We were pleased with our second quarter performance as strong execution enabled us to exceed our guidance, generate close to $30 million in positive cash flow and launch new products despite the Covid-19 virus disruption,” said Tom Werner, SunPower CEO and chairman of the board. “Overall, we saw improving trends in our global DG business throughout the quarter with particular strength in our U.S. channels business where the investments in our digital initiatives enabled us to successfully transition to an on-line model. We also took a number of important steps to complete the spin-off of Maxeon Solar Technologies as their 20-F was declared effective with an expected record date of Aug. 17, 2020 and distribution date of Aug. 26, 2020. Finally, we continued our leadership in innovation as we launched a number of new products including our SunVault residential storage solution, our OneRoof product for new homes as well as Maxeon’s launch of its new bifacial, shingled panel for the global power plant market. Looking forward, our fundamentals remain strong and are well-positioned for success given our differentiated model, new products and strong balance sheet.”

SunPower Energy Services (SPES)
“Our channels business executed very well in a difficult environment as we saw better than expected demand improvement as we went through the quarter. This was reflected in our financial performance as Adjusted EBITDA rose year over year with our Channels business generating $33 million in positive cash flow in the second quarter. Additionally, gross margins doubled compared to last year, primarily the result of a lower loan and lease cost of capital, increased sales in our new homes business, as well as the successful execution of our cost reduction initiatives. Our second quarter performance also reflected success in our rapid shift to our residential online sales model as we saw further customer and dealer adoption of our Design Studio and mySunPower applications, both of which improve the efficiency of the sales process while offering a superior customer experience. We were also pleased to launch our SunVault residential storage solution during the quarter and are currently rolling out this product nationally this quarter. Demand for this proprietary all-in-one storage solution is very strong with initial attach rates in above our 2020 goal of 20%. In new homes, we believe our new, innovative OneRoof product will further cement our leadership position in this segment. This product, designed in partnership with KB Home, provides a fully-integrated, attractive, durable and cost-effective solution specifically designed for this market. Builder demand for this product is also high as we have already booked 19 communities across six builders within two weeks of its initial launch. With more than 50,000 systems installed and more than 45,000 home in backlog, we are well-positioned to add to our more than 50 percent market share in new homes.”

“Performance in our Commercial Direct business improved during the quarter as we posted positive Adjusted EBITDA while maintaining our leading market share. Install volume increased more than 50% year over year and we remain confident that we will achieve sustainable profitability in this business in the second half of this year. Our origination teams again performed well as approximately 100% of our 2020 forecast is currently in backlog and were pleased to recently announce our 12.8MW award from the Washington Metropolitan Area Transit Authority. Additionally, Helix storage demand remains high as our pipeline exceeds 625 megawatt hours (MWh) with attach rates of approximately 50% for the balance of the year.”

SunPower Technologies (SPT)
“Our SPT business posted a solid quarter as we exceeded our shipment guidance by more than 15% with all factories back to normal operations. Similar to the U.S. DG market, we saw DG demand improve as we went through the quarter with particular strength in our European and Australian markets. DG shipments totaled 67% of volume in the second quarter and we expect further recovery in the second half of the year. We also achieved a number of important milestones related to the spin-off of our Maxeon Solar Technologies business unit during the quarter including its 20-F filing which was recently declared effective with an expected share distribution date of August 26, 2020. Finally, Maxeon continued to position itself as a technology leader with the anticipated fourth quarter launch of its Perfomance-5 bifacial, up to 625W, shingled product for the global power plant market, as well as announcing their partnership with Enphase Energy to bring high-efficiency AC module technology and smart energy solutions to the international DG market.”

Consolidated Financials
“Our second quarter performance reflected the resilience of our business and strong execution as we quickly responded to the Covid-19 disruption,” said Manavendra Sial, SunPower chief financial officer. “Our rapid response~~,~~ along with the proactive implementation of a number of initiatives, enabled us to achieve positive cash generation for the quarter with $500 million in liquidity identified for Sun Power post spin. Additionally, we were pleased to see Maxeon complete its successful $200 million convertible green bond offering and closure of $125 million in banking facilities. As a result, both companies will be well capitalized post transaction. Finally, we added to our financing flexibility in the Commercial Direct space as we closed a new, innovative financing facility that allows for more efficient working capital utilization while improving our economics.”

Second quarter of fiscal year 2020 non-GAAP results exclude net adjustments that, in the aggregate, increased non-GAAP loss by $56.6 million, including $71.1 million related to gain on mark-to-market gain on equity investments, and $10.5 million related to gain on business divestiture. This was partially offset by $9.6 million related to the cost of above-market polysilicon, $5.9 million related to stock-based compensation expense, $4.1 million related to business reorganization costs and restructuring charges, $2.4 million transaction-related costs, $1.8 million related to amortization of intangible assets, and $1.2 million related to other non-recurring items and tax effects.

Financial Outlook
The company’s third quarter 2020 GAAP and non-GAAP guidance is as follows: on a GAAP and non-GAAP basis, revenue of $360 million to $400 million, GAAP gross margin of 0 percent to 5 percent and net loss of $110 million to $95 million.

The company’s third quarter 2020 Non-GAAP gross margin and Adjusted EBITDA guidance, on a combined basis, now includes an approximate $40 million impact for the entire quarter in its SPT segment as a result of its out of market polysilicon contract. Additionally, upon completion of the Maxeon spin-off, expected on Aug. 26, 2020, the obligation under the polysilicon contract will be retained by Maxeon and will expire in fiscal 2022.

As a result, the company expects third quarter 2020 non-GAAP gross margin of 0 percent to 6 percent and Adjusted EBITDA guidance in the range of negative $35 million to negative $20 million with SPT in the range of negative $38 to $28 million and SPES in the range of positive $8 to $14 million.

The company also expects megawatts recognized to be in the range of 500 MW to 560 MW as well as positive cash generation for SunPower in the third quarter.

For the fourth quarter and after the company’s expected spin-off of Maxeon, both companies expect a continued improvement in the global solar demand environment through the end of the year, with particular strength in the DG segment.

Capital Markets Day
SunPower will discuss its strategic outlook as well as provide additional details related to its fiscal year 2020 financial performance at its virtual Capital Markets Day to be held on September 10, 2020. Please note that the entire event will be webcast and relevant materials will be posted to the company’s website prior to the event. To register for and listen to the webcast, investors are encouraged to visit the company’s Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpower.com/events.cfm prior to the event.

The company will host a conference call for investors this afternoon to discuss its second quarter 2020 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at
http://investors.sunpower.com/events.cfm

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its first quarter 2020 performance on the Events and Presentations section of SunPower’s Investor Relations page at
http://investors.sunpower.com/events.cfm

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) statements regarding the anticipated spin-off of Maxeon Solar Technologies, including timing and certainty; (b) our positioning for future success; (c) our plans and expectations for our products and planned products, including the timing and scope of planned launches and rollouts, anticipated demand, and impacts on our market position and our ability to meet our targets and goals; (d) the expected financial performance of our business lines, including the timing of anticipated demand recovery and timing and expectations for returning our Commercial Direct business to profitability; (e) our expectations regarding our industry and market factors, including anticipated demand and volume; (f) expectations regarding our future performance based on bookings, backlog, and pipelines in our sales channels; (g) the amount, likelihood, and timing of realization of potential additional sources of liquidity; (h) our expectations for the financial impacts of our new tax-equity partnership; (i) our third quarter fiscal 2020 guidance, including GAAP revenue, gross margin, and net loss, as well as non-GAAP revenue, gross margin, Adjusted EBITDA, and MW deployed, and related assumptions; (j) plans and expectations for SunPower and Maxeon Solar Technologies post-spin off, including our expectations regarding global market factors, demand improvement and the timing and focus thereof, the expected financial performance of each company; (k) our plans and expectations regarding SunPower’s ability to achieve sustainable profitability in the second half of the year and expected revenue and gross margin improvement in its business segments in the fourth quarter; (l) plans for and expected content of SunPower’s planned Capital Markets Day; and (m) expected demand recovery and market traction for Maxeon Solar Technologies as a result of anticipated product launches.

These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) challenges in executing transactions key to our strategic plans, including regulatory and other challenges that may arise; (2) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic; (3) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (4) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (5) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (6) changes in public policy, including the imposition and applicability of tariffs; (7) regulatory changes and the availability of economic incentives promoting use of solar energy; (8) fluctuations in our operating results; (9) appropriately sizing our manufacturing capacity and containing manufacturing and logistics difficulties that could arise; and (10) challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships. In addition, the proposed and the associated investment by TZS in Maxeon Solar may not be consummated within the anticipated period or at all and the ultimate results of any separation depend on a number of factors, including the development of final plans and the impact of local regulatory requirements. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2020 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, EQUINOX and HELIX are trademarks or registered trademarks of SunPower Corporation in the U.S. and other countries as well.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 28, 2020	December 29, 2019
Assets
Current assets:
Cash and cash equivalents	$235,307	$422,955
Restricted cash and cash equivalents, current portion	30,631	26,348
Restricted short-term marketable securities	6,322	6,187
Accounts receivable, net	157,132	226,476
Contract assets	105,221	99,426
Inventories	360,416	358,257
Advances to suppliers, current portion	108,464	107,388
Project assets - plants and land, current portion	24,567	12,650
Prepaid expenses and other current assets	84,718	121,244
Total current assets	1,112,778	1,380,931

Restricted cash and cash equivalents, net of current portion	8,420	9,354
Property, plant and equipment, net	299,644	323,726
Operating lease right-of-use assets	56,849	51,258
Solar power systems leased, net	52,441	54,338
Advances to suppliers, net of current portion	889	13,993
Other intangible assets, net	3,280	7,466
Other long-term assets	404,222	330,855
Total assets	$1,938,523	$2,171,921

Liabilities and Equity
Current liabilities:
Accounts payable	$357,046	$441,759
Accrued liabilities	188,113	203,890
Operating lease liabilities, current portion	11,833	9,463
Contract liabilities, current portion	88,265	138,441
Short-term debt	128,643	104,856
Convertible debt, current portion	309,228	—
Total current liabilities	1,083,128	898,409

Long-term debt	92,676	113,827
Convertible debt	421,822	820,259
Operating lease liabilities, net of current portion	51,073	46,089
Contract liabilities, net of current portion	61,782	67,538
Other long-term liabilities	186,737	204,300
Total liabilities	1,897,218	2,150,422

Equity:
Preferred stock	—	—
Common stock	170	168

Additional paid-in capital	2,674,379	2,661,819
Accumulated deficit	(2,431,732)	(9,512)
Accumulated other comprehensive loss	(10,365)	(2,449,679)
Treasury stock, at cost	(200,796)	(192,633)
Total stockholders' equity	31,656	10,163
Noncontrolling interests in subsidiaries	9,649	11,336
Total equity	41,305	21,499
Total liabilities and equity	$1,938,523	$2,171,921

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Revenue:
SunPower Energy Services	$217,885	$289,869	$211,726	$507,754	$389,947
SunPower Technologies	170,435	248,196	314,971	418,631	545,775
Intersegment eliminations	(35,406)	(88,875)	(90,416)	(124,281)	(151,216)
Total revenue	352,914	449,190	436,281	802,104	784,506
Cost of revenue:
SunPower Energy Services	179,258	259,461	189,262	438,719	360,340
SunPower Technologies	186,861	257,129	317,717	443,990	600,585
Intersegment eliminations	(34,803)	(104,848)	(90,498)	(139,651)	(158,934)
Total cost of revenue	331,316	411,742	416,481	743,058	801,991
Gross profit (loss)	21,598	37,448	19,800	59,046	(17,485)
Operating expenses:
Research and development	12,335	15,638	18,159	27,973	33,152
Sales, general and administrative	55,967	65,958	61,978	121,925	124,835
Restructuring charges	1,259	1,576	2,453	2,835	1,788
(Gain) loss on sale and impairment of residential lease assets	141	(274)	8,301	(133)	17,527
Gain on business divestiture	(10,458)	—	(137,286)	(10,458)	(143,400)
Total operating expenses (income)	59,244	82,898	(46,395)	142,142	33,902
Operating income (loss)	(37,646)	(45,450)	66,195	(83,096)	(51,387)
Other income (expense), net:
Interest income	174	404	566	578	1,418
Interest expense	(10,205)	(10,537)	(16,424)	(20,742)	(33,215)
Other, net	70,032	55,069	67,768	125,101	100,841
Other income, net	60,001	44,936	51,910	104,937	69,044
Income (loss) before income taxes and equity in losses of unconsolidated investees	22,355	(514)	118,105	21,841	17,657
Provision for income taxes	(3,068)	(1,869)	(6,068)	(4,937)	(11,865)
Equity in earnings (losses) of unconsolidated investees	(889)	245	(1,963)	(644)	(283)
Net income (loss)	18,398	(2,138)	110,074	16,260	5,509
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	980	707	11,385	1,687	26,226
Net income (loss) attributable to stockholders	$19,378	$(1,431)	$121,459	$17,947	$31,735

Net income (loss) per share attributable to stockholders:
Basic	0.11	(0.01)	0.85	$0.11	$0.22
Diluted	0.11	(0.01)	0.75	$0.10	$0.22
Weighted-average shares:
Basic	170,003	168,822	142,471	169,413	142,095
Diluted	178,118	168,822	166,837	170,971	143,062

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Cash flows from operating activities:
Net income (loss)	$18,398	$(2,138)	$110,074	$16,260	$5,509
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	16,918	16,892	22,534	33,810	46,724
Stock-based compensation	5,879	6,867	6,270	12,746	11,936
Non-cash interest expense	1,838	1,910	2,510	3,748	4,925
Non-cash restructuring charges	—	—	2,346	—	2,346
Bad debt expense	1,326	2,240	—	3,566	1,661
Equity in (earnings) losses of unconsolidated investees	889	(245)	1,963	644	283
Gain on equity investments	(71,062)	(49,152)	(67,500)	(120,214)	(100,500)
Gain on retirement of convertible debt	—	(2,956)	—	(2,956)	—
Gain on business divestiture	(10,458)	—	(137,286)	(10,458)	(143,400)
Deferred income taxes	1,381	(349)	(4)	1,032	2,044
Gain (loss) on sale and impairment of residential lease assets	140	289	16,728	429	25,954
Impairment of property, plant and equipment	—	—	777	—	777
Changes in operating assets and liabilities:
Accounts receivable	79,029	(20,120)	(60,827)	58,909	(50,292)
Contract assets	(3,164)	295	5,697	(2,869)	7,409
Inventories	36,336	(43,061)	(20,386)	(6,725)	(62,104)
Project assets	(3,024)	(8,881)	(6,974)	(11,905)	(6,198)
Prepaid expenses and other assets	9,403	18,635	(27,212)	28,038	(15,485)
Operating lease right-of-use assets	4,863	2,923	(11,383)	7,786	(8,780)
Long-term financing receivables, net - held for sale	—	—	657	—	(954)
Advances to suppliers	3,093	8,936	11,719	12,029	24,774
Accounts payable and other accrued liabilities	(33,637)	(92,599)	40,018	(126,236)	11,199
Contract liabilities	(34,324)	(16,130)	17,996	(50,454)	3,418
Operating lease liabilities	(3,173)	(2,849)	11,222	(6,022)	8,663

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Net cash provided by (used in) operating activities	20,651	(179,493)	(81,061)	(158,842)	(230,091)
Cash flows from investing activities:
Purchases of property, plant and equipment	(4,592)	(6,213)	(11,656)	(10,805)	(18,204)
Cash paid for solar power systems	(2,037)	(610)	(15,723)	(2,647)	(43,323)
Proceeds from business divestiture, net of de-consolidated cash	15,417	—	30,814	15,417	40,491
Proceeds from sale of property, plant and equipment	—	—	228	—	—
Proceeds from sale of equity investment and return of capital by an unconsolidated investee	—	46,149	—	46,149	228
Proceeds from return of capital of equity investments with fair value option	7,724	—	—	7,724	—
Cash paid for investments with fair value option	—	—	(10,000)	—	(10,000)
Net cash provided by (used in) investing activities	16,512	39,326	(6,337)	55,838	(30,808)
Cash flows from financing activities:
Proceeds from bank loans and other debt	44,954	76,544	75,687	121,498	143,666
Repayment of bank loans and other debt	(53,605)	(65,730)	(66,688)	(119,335)	(125,060)
Proceeds from issuance of non-recourse residential financing, net of issuance costs	—	—	43,476	—	65,731
Repayment of non-recourse residential financing	—	—	(1,156)	—	(1,156)
Contributions from noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	—	—	8,590	—	29,577
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	—	—	(316)	—	(316)
Proceeds from issuance of non-recourse power plant and commercial financing, net of issuance costs	890	9,754	—	10,644	—

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Cash paid for repurchase of convertible debt	—	(87,141)	—	(87,141)	—
Payment for prior business combination	—	—	(9,000)	—	(9,000)
Settlement of contingent consideration arrangement, net of cash received	1,811	423	—	2,234	(2,448)
Equity offering costs paid	—	(928)	—	(928)	—
Purchases of stock for tax withholding obligations on vested restricted stock	(1,467)	(6,914)	(493)	(8,381)	(4,365)
Net cash (used in) provided by financing activities	(7,417)	(73,992)	50,100	(81,409)	96,629
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	330	(216)	147	114	259
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	30,076	(214,375)	(37,151)	(184,299)	(164,011)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period[1]	244,282	458,657	236,903	458,657	363,763
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period[1]	$274,358	$244,282	$199,752	$274,358	$199,752

Non-cash transactions:
Costs of solar power systems sourced from existing inventory	$—	$—	$4,767	$—	$21,173
Costs of solar power systems funded by liabilities	$1,716	$1,184	$4,529	$1,716	$4,529
Property, plant and equipment acquisitions funded by liabilities	$5,452	$2,385	$22,560	$5,452	$22,560
Contractual obligations satisfied by inventory	$—	$975	$—	$—	$—
Right-of-use assets obtained in exchange of lease obligations[2]	$963	$12,461	$13,280	$13,424	$94,805
Derecognition of financing obligations upon business divestiture	$—	$—	$590,884	$—	$590,884
Assumption of liabilities in connection with business divestiture	$9,085	$—	$—	$9,085	$—
Holdbacks in connection with business divestiture	$7,199	$—	$2,425	$7,199	$2,425
Aged supplier financing balances reclassified from accounts payable to short-term debt	$18,933	$5,000	$—	$23,933	$—

1"Cash, cash equivalents, restricted cash and restricted cash equivalents" balance consisted of "cash and cash equivalents", "restricted cash and cash equivalents, current portion" and "restricted cash and cash equivalents, net of current portion" financial statement line items on the condensed consolidated balance sheets for the respective periods.

2Amounts for the six months ended June 30, 2019 include the transition adjustment for the adoption of ASC 842 and new Right-of-Use ("ROU") asset additions.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net loss; net loss per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to legacy utility and power plant projects and construction revenue on solar service contracts, each of which is described below. In addition to the above adjustments, non-GAAP gross margin includes adjustments relating to legacy sale-leaseback transactions, business process improvement costs, gain/loss on sale and impairment of residential lease assets, cost of above-market polysilicon, litigation, stock-based compensation, amortization of intangible assets, and business reorganization costs, each of which is described below. In addition to the above adjustments, non-GAAP net loss and non-GAAP net loss per diluted share are adjusted for adjustments relating to mark to market gain on equity investments, gain on business divestiture, impairment of property, plant, and equipment, transaction-related costs, non-cash interest expense, restructuring charges (credits), gain on convertible debt repurchased, tax effect of these non-GAAP adjustments, each of which is described below. In addition to the above adjustments, Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a consolidated subsidiary of Total SE, our controlling shareholder and a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of Total SE.

•Legacy utility and power plant projects: The company included adjustments related to the revenue recognition of certain utility and power plant projects based on percentage-of-completion accounting and, when relevant, the allocation of revenue and margin to our project development efforts at the time of initial project sale. Under IFRS, such projects were accounted for when the customer obtains control of the promised goods or services which generally results in earlier recognition of revenue and profit than U.S. GAAP. Over the life of each project, cumulative revenue and gross margin are eventually equivalent under both GAAP and IFRS; however, revenue and gross margin is generally recognized earlier under IFRS.

•Legacy sale-leaseback transactions: The company included adjustments related to the revenue recognition on certain legacy sale-leaseback transactions entered into before December 31, 2018, based on the net proceeds received from the buyer-lessor. Under U.S. GAAP, these transactions were accounted for under the financing method in accordance with the applicable accounting guidance. Under such guidance, no revenue or profit is recognized at the inception of the transaction, and the net proceeds from the buyer-lessor are recorded as a financing liability. Imputed interest is recorded on the liability equal to our incremental borrowing rate adjusted solely to prevent negative amortization. Under IFRS, such revenue and profit is recognized at the time of sale to the buyer-lessor if certain criteria are met. Upon adoption of IFRS 16, Leases, on December 31, 2018, IFRS is aligned with GAAP.

•Mark-to-market gain in equity investments: The company recognizes adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by Total SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for such investments. Management believes that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a consolidated subsidiary of Total SE. and better reflects our ongoing results.

Other Non-GAAP Adjustments

•Business process improvement costs: During fiscal 2019, the company initiated a project to improve its manufacturing and related processes to improve gross margin in coming years and engaged third party experts to consult on business process improvements. Management believes it is appropriate to exclude these consulting expenses from our non-GAAP results as they are non-recurring in nature, and are not reflective of the company’s ongoing operating results.

•Gain/loss on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to deconsolidate all the residential lease assets owned by us, the company sold membership units representing a 49% membership interest in its residential lease business and retained a 51% membership interest. The loss on divestment, including adjustments to contingent consideration shortly after the closure of the transaction, and the remaining unsold residential lease assets impairment with its corresponding depreciation savings are excluded from the company’s non-GAAP results as they are non-recurring in nature and not reflective of ongoing operating results.

•Impairment of property, plant, and equipment: The Company evaluates property, plant and equipment for impairment whenever certain triggering events or changes in circumstances arise. This evaluation includes consideration of technology obsolescence that may indicate that the carrying value of such assets may not be recoverable. In accordance with such evaluation, the company recognizes a non-cash impairment charge when the asset group’s fair value is lower than its carrying value. Such impairment charge is excluded from the company’s non-GAAP results as it is non-recurring in nature and not reflective of ongoing operating results. Any such non-recurring impairment charge recorded by our equity method or other unconsolidated investees is also excluded from our non-GAAP results as it is not reflective of their ongoing operating results.

•Construction revenue on solar services contracts: Upon adoption of the new lease accounting guidance (“ASC 842”) in the first quarter of fiscal 2019, revenue and cost of revenue on solar services contracts with residential customers are recognized ratably over the term of those contracts, once the projects are placed in service. For non-GAAP results, the company recognizes revenue and cost of revenue upfront based on the expected cash proceeds to align with the legacy lease accounting guidance. Management believes it is appropriate to recognize revenue and cost of revenue upfront based on total expected cash proceeds, as it better reflects the company's ongoing results as such method aligns revenue and costs incurred most accurately in the same period. Starting in second quarter of fiscal 2020, we no longer have this non-GAAP measure.

•Cost of above-market polysilicon: The company has entered into multiple long-term, fixed-price supply agreements to purchase polysilicon for periods of up to 10 years. The prices in select legacy supply agreements, which incorporate a cash portion and a non-cash portion attributable to the amortization of prepayments made under the agreements, significantly exceed current market prices. Additionally, in order to reduce inventory and improve working capital, the company has periodically elected to sell polysilicon inventory in the marketplace at prices below the company’s purchase price, thereby incurring a loss. Management believes that it is appropriate to exclude the impact of its above-market cost of polysilicon, including the effect of above-market polysilicon on product costs, losses incurred on sales of polysilicon to third parties, and inventory reserves and project asset impairments from the company's non-GAAP results as they are not reflective of ongoing operating results. Upon completion of the Maxeon Solar Technologies Ltd. (“Maxeon”) spin-off, the obligation to purchase above-market polysilicon will be retained by Maxeon. Given that these costs will not continue to be borne by the Company following the spin, the Company will remove this expense from its non-GAAP measure starting the third quarter of fiscal 2020.

•Stock-based compensation: Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Amortization of intangible assets: The company incurs amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. Management believes that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures as they arise from prior acquisitions, which are not reflective of ongoing operating results.

•Gain on business divestiture: In second quarter of fiscal 2020, the company sold its Operations and Maintenance (“O&M”) contracts business to a third-party buyer. Similarly, in fiscal 2019, the company sold all of its membership interests in certain subsidiaries that own leasehold interests in projects subject to sale-leaseback financing arrangements. In connection with these divestitures, the company recognized gain within its income statement in the period in which the sale was completed. The company believe that it is appropriate to exclude this gain from its segment results as it is not reflective of ongoing operating results.

•Litigation: The company may be involved in various litigation, claims and proceedings that result in payments or recoveries from such proceedings. The company excludes any gains or losses on such litigation recoveries or payments from the non-GAAP results as it is not reflective of ongoing operating results.

•Transaction-related costs: In connection with material non-recurring transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. Management believes that it is appropriate to exclude these costs from the company's non-GAAP results as it is not reflective of ongoing operating results.

•Business reorganization costs: In connection with the reorganization of our business into an upstream and downstream, and subsequent announcement of the separation transaction to separate the Company into two independent, and publicly traded companies, we incurred and expect to continue to incur in upcoming quarters, non-recurring charges on third-party legal and consulting expenses to close the separation transaction. The company believes that it is appropriate to exclude these from company's non-GAAP results as it is not reflective of ongoing operating results.

•Non-cash interest expense: The company incurs non-cash interest expense related to the amortization of items such as original issuance discounts on its debt. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•Restructuring charges (credits): The company incurs restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. The company believes that it is appropriate to exclude these from company's non-GAAP results as it is not reflective of ongoing operating results.

•Gain on convertible debt repurchased: In connection with the early repurchase of a portion of our 0.875% Convertible debentures due June 1, 2021, we recognized a gain, represented by the difference between the book value of the convertible debentures, net of the remaining unamortized discount prior to repurchase and the reacquisition price of the convertible notes upon repurchase. The company believes that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, the company excludes the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)
Adjustments to Revenue:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
GAAP revenue	$352,914	$449,190	$436,281	$802,104	$784,506
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(207)	(23)	(207)	(194)
Other adjustments:
Construction revenue on solar services contracts	—	5,392	45,614	5,392	109,119
Non-GAAP revenue	$352,914	$454,375	$481,872	$807,289	$893,431

Adjustments to Gross Profit (Loss) / Margin:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
GAAP gross profit (loss)	$21,598	$37,448	$19,800	$59,046	$(17,485)
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(34)	884	(34)	1,000
Legacy sale-leaseback transactions	—	20	(3,684)	20	(4,507)
Other adjustments:
Business process improvement costs	793	2,464	—	3,257	—
Construction revenue on solar service contracts	—	4,735	5,506	4,735	16,892
Gain on sale and impairment of residential lease assets	(458)	(448)	(632)	(906)	(757)
Cost of above-market polysilicon	9,569	10,043	25,950	19,612	75,378
Litigation		(163)	—	(163)	—
Stock-based compensation expense	1,175	1,109	1,133	2,284	1,301
Amortization of intangible assets	1,783	1,785	1,783	3,568	3,569
Business reorganization costs	(7)	5	—	(2)	—
Non-GAAP gross profit	$34,453	$56,964	$50,740	$91,417	$75,391

GAAP gross margin (%)	6.1%	8.3%	4.5%	7.4%	(2.2)%
Non-GAAP gross margin (%)	9.8%	12.5%	10.5%	11.3%	8.4%

Adjustments to Net Income (Loss):

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
GAAP net income (loss) attributable to stockholders	$19,378	$(1,431)	$121,459	$17,947	$31,735
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(34)	884	(34)	1,000
Legacy sale-leaseback transactions	—	20	1,025	20	5,936
Mark-to-market gain on equity investments	(71,060)	(47,871)	(67,500)	(118,931)	(100,500)
Other adjustments:
Business process improvement costs	793	2,464	—	3,257	—
Construction revenue on solar service contracts	—	4,735	(6,398)	4,735	(10,138)
(Gain) loss on sale and impairment of residential lease assets	(317)	(722)	15,554	(1,039)	23,867
Cost of above-market polysilicon	9,569	10,043	25,950	19,612	75,378
Litigation	—	321	—	321	—
Stock-based compensation expense	5,879	6,867	6,270	12,746	11,936
Amortization of intangible assets	1,784	1,786	1,783	3,570	3,569
Gain on business divestiture	(10,529)	—	(137,286)	(10,529)	(143,400)
Transaction-related costs	2,382	481	1,173	2,863	2,595
Business reorganization costs	2,861	6,193	4,156	9,054	6,805
Non-cash interest expense	—	—	10	—	20
Restructuring charges	1,259	1,576	2,453	2,835	1,788
Gain on convertible debt repurchased	—	(2,956)	—	(2,956)	—
Tax effect	822	1,247	(669)	2,068	849
Non-GAAP net loss attributable to stockholders	$(37,179)	$(17,281)	$(31,136)	$(54,461)	$(88,560)

Adjustments to Net Income (loss) per diluted share

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Net income (loss) per diluted share
Numerator:
GAAP net income (loss) available to common stockholders[1]	$19,378	$(1,431)	$121,459	$17,947	$31,735
Add: Interest expense on 4.00% debenture due 2023, net of tax	—	—	3,358	—	—
Add: Interest expense on 0.875% debenture due 2021, net of tax	535	—	691	—	—
GAAP net income (loss) available to common stockholders[1]	$19,913	$(1,431)	$125,508	$17,947	$31,735

Non-GAAP net loss available to common stockholders[1]	$(37,179)	$(17,281)	$(31,136)	$(54,461)	$(88,560)

Denominator:
GAAP weighted-average shares	170,003	168,822	142,471	169,413	142,095
Effect of dilutive securities:
Restricted stock units	1,765	—	2,241	1,558	967
0.875% debentures due 2021	6,350	—	8,203	—	—
4.00% debentures due 2023	—	—	13,922	—	—
GAAP dilutive weighted-average common shares:	178,118	168,822	166,837	170,971	143,062

Non-GAAP weighted-average shares	170,003	168,822	142,471	169,413	142,095
Non-GAAP dilutive weighted-average common shares[1]	170,003	168,822	142,471	169,413	142,095

GAAP net income (loss) per diluted share	$0.11	$(0.01)	$0.75	$0.10	$0.22
Non-GAAP net loss per diluted share	$(0.22)	$(0.10)	$(0.22)	$(0.32)	$(0.62)
1In accordance with the if-converted method, net loss available to common stockholders excludes interest expense related to the 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net loss per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net loss per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
GAAP net income (loss) attributable to stockholders	$19,378	$(1,431)	$121,459	$17,947	$31,735
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(34)	884	(34)	1,000
Legacy sale-leaseback transactions	—	20	1,025	20	5,936
Mark-to-market gain on equity investments	(71,060)	(47,871)	(67,500)	(118,931)	(100,500)
Other adjustments:
Business process improvement costs	793	2,464	—	3,257	—
Construction revenue on solar service contracts	—	4,735	(6,398)	4,735	(10,138)
(Gain) loss on sale and impairment of residential lease assets	(317)	(722)	15,554	(1,039)	23,867
Cost of above-market polysilicon	9,569	10,043	25,950	19,612	75,378
Litigation	—	321	—	321	—
Stock-based compensation expense	5,879	6,867	6,270	12,746	11,936
Amortization of intangible assets	1,784	1,786	1,783	3,570	3,569
Gain on business divestiture	(10,529)	—	(137,286)	(10,529)	(143,400)
Transaction-related costs	2,382	481	1,173	2,863	2,595
Business reorganization costs	2,861	6,193	4,156	9,054	6,805
Non-cash interest expense	—	—	10	—	20
Restructuring charges	1,259	1,576	2,453	2,835	1,788
Gain on convertible debt repurchased	—	(2,956)	—	(2,956)	—
Cash interest expense, net of interest income	10,030	10,133	11,148	20,163	21,354
Provision for income taxes	3,068	1,868	6,068	4,936	11,865
Depreciation	15,954	15,896	21,286	31,851	40,467
Adjusted EBITDA	$(8,949)	$9,369	$8,035	$421	$(15,723)

Q3 2020 GUIDANCE

(in thousands except percentages)	Q3 2020
Revenue (GAAP and non-GAAP)	$360,000-$400,000
Gross margin (GAAP)	0% - 5%
Gross margin (non-GAAP)[1]	0% - 6%
Net loss (GAAP)	$(110,000)-$(95,000)
Adjusted EBITDA[2]	$(35,000)-$(20,000)

1.Estimated non-GAAP amounts above for Q3 2020 include net adjustments that increase gross margin by approximately $1 million related to stock-based compensation expense and $1 million related to amortization of intangible assets.

2.Estimated Adjusted EBITDA amounts above for Q3 2020 include net adjustments that decrease net loss by approximately $21 million related to income taxes, $20 million in business reorganization costs, $15 million related to depreciation, $11 million related to interest expense, $6 million related to stock-based compensation expense, $1 million of restructuring charges, and $1 million related to amortization of intangible assets.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments that are included or excluded from SunPower's non-GAAP revenue, gross profit/margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	June 28, 2020
	Revenue			Gross Profit / Margin					Operating expenses					Other income (expense), net	Provision for income taxes	Net income (loss) attributable to stockholders
	SunPower Energy Services	SunPower Technologies	Intersegment eliminations	SunPower Energy Services		SunPower Technologies		Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$217,885	$170,435	$(35,406)	$38,627	17.7%	$(16,426)	(9.6)%	$(603)								$19,378
Adjustments based on IFRS:
Mark-to-market gain on equity investments	—	—	—	—		—		—	—	—	—	—	—	(71,060)	—	(71,060)
Other adjustments:
Business process improvement costs	—	—	—	(123)		916		—	—	—	—	—	—	—	—	793
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	(458)		—		—	—	—	—	141	—	—	—	(317)
Cost of above-market polysilicon	—	—	—	—		8,338		1,231	—	—	—	—	—	—	—	9,569
Stock-based compensation expense	—	—	—	471		704		—	631	4,073	—	—	—	—	—	5,879
Amortization of intangible assets	—	—	—	—		1,783		—	1	—	—	—	—	—	—	1,784
Gain on business divestiture	—	—	—	—		—		—	—	—	—	—	(10,458)	(71)	—	(10,529)
Business reorganization costs	—	—	—	9		(16)		—	182	2,686	—	—	—	—	—	2,861
Transaction-related costs	—	—	—	—		—		—	—	2,382	—	—	—	—	—	2,382
Restructuring charges	—	—	—	—		—		—	—	—	1,259	—	—	—	—	1,259
Tax effect	—	—	—	—		—		—	—	—	—	—	—	—	822	822
Non-GAAP	$217,885	$170,435	$(35,406)	$38,526	17.7%	$(4,701)	(2.8)%	$628								$(37,179)

	March 29, 2020
	Revenue			Gross Profit / Margin					Operating expenses				Other income (expense), net	Provision for income taxes	Net income (loss) attributable to stockholders
	SunPower Energy Services	SunPower Technologies	Intersegment eliminations	SunPower Energy Services		SunPower Technologies		Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets
GAAP	$289,869	$248,196	$(88,875)	$30,408	10.5%	$(8,933)	(3.6)%	$15,973							$(1,431)
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(207)	—	—		(34)		—	—	—	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	20		—		—	—	—	—	—	—	—	20
Mark-to-market gain on equity investments	—	—	—	—		—		—	—	—	—	—	(47,871)	—	(47,871)
Other adjustments:
Business process improvement costs	—	—	—	—		2,464		—	—	—	—	—	—	—	2,464
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	(448)		—		—	—	—	—	(274)	—	—	(722)
Construction revenue on solar services contracts	5,392	—	—	4,735		—		—	—	—	—	—	—	—	4,735
Cost of above-market polysilicon	—	—	—	—		17,253		(7,210)	—	—	—	—	—	—	10,043
Litigation	—	—	—	—		(164)		—	—	485	—	—	—	—	321
Stock-based compensation expense	—	—	—	559		551		—	760	4,997	—	—	—	—	6,867
Amortization of intangible assets	—	—	—	—		1,785		—	—	—	—	—	—	—	1,785
Business reorganization costs	—	—	—	—		5		—	513	5,676	—	—	—	—	6,194
Transaction-related costs	—	—	—	—		—		—	—	481	—	—	—	—	481
Restructuring charges	—	—	—	—		—		—	—	—	1,576	—	—	—	1,576
Gain on convertible debt repurchased	—	—	—	—		—		—	—	—	—	—	(2,956)	—	(2,956)
Tax effect	—	—	—	—		—		—	—	—	—	—	—	1,247	1,247
Non-GAAP	$295,261	$247,989	$(88,875)	$35,274	11.9%	$12,927	5.2%	$8,763							$(17,281)

	June 30, 2019
	Revenue			Gross Profit / Margin					Operating expenses					Other income (expense), net	Provision for income taxes	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	SunPower Energy Services	SunPower Technologies	Intersegment eliminations	SunPower Energy Services		SunPower Technologies		Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	Loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$211,726	$314,971	$(90,416)	$22,464	10.6%	$(2,746)	(0.9)%	$82									$121,459
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(23)	—	—		884		—	—	—	—	—	—	—	—	—	884
Legacy sale-leaseback transactions	—	—	—	(3,684)		—		—	—	—	—	—	—	4,709	—	—	1,025
Mark-to-market gain on equity investments	—	—	—	—		—		—	—	—	—	—	—	(67,500)	—	—	(67,500)
Other adjustments:
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	(632)		—		—	—	—	—	16,728	—	—	—	(542)	15,554
Construction revenue on solar services contracts	45,614	—	—	5,506		—		—	—	—	—	—	—	—	—	(11,904)	(6,398)
Cost of above-market polysilicon	—	—	—	—		23,875		2,075	—	—	—	—	—	—	—	—	25,950
Stock-based compensation expense	—	—	—	460		673		—	879	4,258	—	—	—	—	—	—	6,270
Amortization of intangible assets	—	—	—	—		1,783		—	—	—	—	—	—	—	—	—	1,783
Gain on business divestiture	—	—	—	—		—		—	—	—	—	—	(137,286)	—	—	—	(137,286)
Business reorganization costs	—	—	—	—		—		—	777	3,379	—	—	—	—	—	—	4,156
Transaction-related costs	—	—	—	—		—		—	—	1,173	—	—	—	—	—	—	1,173
Non-cash interest expense	—	—	—	—		—		—	—	10	—	—	—	—	—	—	10
Restructuring charges	—	—	—	—		—		—	—	—	2,453	—	—	—	—	—	2,453
Tax effect	—	—	—	—		—		—	—	—	—	—	—	—	(669)	—	(669)
Non-GAAP	$257,340	$314,948	$(90,416)	$24,114	9.4%	$24,469	7.8%	$2,157									$(31,136)

SIX MONTHS ENDED

	June 28, 2020
	Revenue			Gross Profit / Margin					Operating expenses					Other income (expense), net	Provision for income taxes	Net income (loss) attributable to stockholders
	SunPower Energy Services	SunPower Technologies	Intersegment eliminations	SunPower Energy Services		SunPower Technologies		Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$507,754	$418,631	$(124,281)	$69,034	13.6%	$(25,359)	(6.1)%	$15,370								$17,947
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(207)	—	—		(34)		—	—	—	—	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	20		—		—	—	—	—	—	—	—	—	20
Mark-to-market gain on equity investments	—	—	—	—		—		—	—	—	—	—	—	(118,931)	—	(118,931)
Other adjustments:
Business process improvement costs	—	—	—	(123)		3,380		—	—	—	—	—	—	—	—	3,257
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	(906)		—		—	—	—	—	(133)	—	—	—	(1,039)
Construction revenue on solar services contracts	5,392	—	—	4,735		—		—	—	—	—	—	—	—	—	4,735
Cost of above-market polysilicon	—	—	—	—		25,591		(5,979)	—	—	—	—	—	—	—	19,612
Litigation	—	—	—	—		(163)		—	—	485	—	—	—	—	—	322
Stock-based compensation expense	—	—	—	1,030		1,255		—	1,391	9,070	—	—	—	—	—	12,746
Amortization of intangible assets	—	—	—	—		3,568		—	—	—	—	—	—	—	—	3,568
Gain on business divestiture	—	—	—	—		—		—	—	—	—	—	(10,458)	(71)	—	(10,529)
Business reorganization costs	—	—	—	9		(12)		—	695	8,362	—	—	—	—	—	9,054
Transaction-related costs	—	—	—	—		—		—	—	2,863	—	—	—	—	—	2,863
Restructuring charges	—	—	—	—		—		—	—	—	2,835	—	—	—	—	2,835
Gain on convertible debt repurchased	—	—	—	—		—		—	—	—	—	—	—	(2,956)	—	(2,956)
Tax effect	—	—	—	—		—		—	—	—	—	—	—	—	2,069	2,069
Non-GAAP	$513,146	$418,424	$(124,281)	$73,799	14.4%	$8,226	2.0%	$9,391								$(54,461)

	June 30, 2019
	Revenue			Gross Profit / Margin					Operating expenses					Other income (expense), net	Provision for income taxes	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	SunPower Energy Services	SunPower Technologies	Intersegment eliminations	SunPower Energy Services		SunPower Technologies		Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$389,947	$545,775	$(151,216)	$29,607	7.6%	$(54,810)	(10.0)%	$7,718									$31,735
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(194)	—	125		875		—	—	—	—	—	—	—	—	—	1,000
Legacy sale-leaseback transactions	—	—	—	(4,508)		1		—	—	—	—	—	—	10,443	—	—	5,936
Mark-to-market gain on equity investments	—	—	—	—		—		—	—	—	—	—	—	(100,500)	—	—	(100,500)
Other adjustments:
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	(757)		—		—	—	—	—	25,954	—	—	—	(1,330)	23,867
Construction revenue on solar services contracts	109,119	—	—	16,892		—		—	—	—	—	—	—	—	—	(27,030)	(10,138)
Cost of above-market polysilicon	—	—	—	—		73,303		2,075	—	—	—	—	—	—	—	—	75,378
Stock-based compensation expense	—	—	—	628		673		—	1,472	9,163	—	—	—	—	—	—	11,936
Amortization of intangible assets	—	—	—	—		3,569		—	—	—	—	—	—	—	—	—	3,569
Gain on business divestiture	—	—	—	—		—		—	—	—	—	—	(143,400)	—	—	—	(143,400)
Business reorganization costs	—	—	—	—		—		—	777	6,028	—	—	—	—	—	—	6,805
Transaction-related costs	—	—	—	—		—		—	—	2,595	—	—	—	—	—	—	2,595
Non-cash interest expense	—	—	—	—		—		—	—	20	—	—	—	—	—	—	20
Restructuring charges	—	—	—	—		—		—	—	—	1,788	—	—	—	—	—	1,788
Tax effect	—	—	—	—		—		—	—	—	—	—	—	—	849	—	849
Non-GAAP	$499,066	$545,581	$(151,216)	$41,987	8.4%	$23,611	4.3%	$9,793									$(88,560)